CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following documents of our report dated February 28, 2002, with respect to the consolidated financial statements of Wintrust Financial Corporation included by reference in the Annual Report on Form 10-K for the year ended December 31, 2001:

     o Registration Statement (Form S-8 No. 333-61678) pertaining to the Wintrust Financial Corporation Directors Deferred Fee and Stock Plan.

     o Registration Statement (Form S-8 No. 333-33459) pertaining to the Wintrust Financial Corporation Employee Stock Purchase Plan.

     o Registration Statement (Form S-8 No. 333-52650) pertaining to the Wintrust Financial Corporation 1997 Stock Incentive Plan.

     o Registration Statement (Form S-8 No. 333-52652) pertaining to the Wintrust Financial Corporation Retirement Savings Plan.

     o Registration Statement (Form S-3 No. 333-90211) pertaining to shares of Wintrust Financial Corporation issued in connection with the acquisition of Tricom, Inc.

     o Registration Statement (Form S-3 No. 333-92075) pertaining to shares of Wintrust Financial Corporation issued in a private placement.

     o Registration Statement (Form S-3 No. 333-56566) pertaining to shares of Wintrust Financial Corporation issued in a private placement.

     o Registration Statement (Form S-3 No. 333-84188) pertaining to shares of Wintrust Financial Corporation issued in connection with the acquisition of Wayne Hummer Companies.


                                                              ERNST & YOUNG LLP


Chicago, Illinois
March 27, 2002


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